SUBMIT VOTING INSTRUCTIONS VIA THE INTERNET:

SUBMIT VOTING INSTRUCTIONS VIA THE TELEPHONE:

999 9999 9999 999

THE BOARD OF TRUSTEES OF AXA PREMIER VIP TRUST (THE “TRUST”) UNANIMOUSLY RECOMMENDS THAT CONTRACTHOLDERS INSTRUCT AXA EQUITABLE LIFE INSURANCE COMPANY TO VOTE “FOR” THE FOLLOWING PROPOSALS:

PROPOSALS

1. To approve the Agreement and Plan of Reorganization and Termination with respect to the reorganization of the CharterSM Alternative 100 Moderate Portfolio, a series of the Trust, into the All Asset Growth-Alt 20 Portfolio, a series of EQ Advisors Trust.

2. To approve the Agreement and Plan of Reorganization and Termination with respect to the reorganization of the CharterSM Income Strategies Portfolio, a series of the Trust, into the AXA/DoubleLine Opportunistic Core Plus Bond Portfolio, a series of EQ Advisors Trust.

3. To approve the Agreement and Plan of Reorganization and Termination with respect to the reorganization of the CharterSM Interest Rate Strategies Portfolio, a series of the Trust, into the AXA/DoubleLine Opportunistic Core Plus Bond Portfolio, a series of EQ Advisors Trust.

4. To approve the Plan of Reorganization and Termination with respect to the reorganization of the CharterSM International Moderate Portfolio, a series of the Trust, into the CharterSM Moderate Portfolio, also a series of the Trust.

5. To approve the Agreement and Plan of Reorganization and Termination with respect to the reorganization of the CharterSM Real Assets Portfolio, a series of the Trust, into the EQ/PIMCO Global Real Return Portfolio, a series of EQ Advisors Trust.

For Against Abstain

To Transact such other business that may properly come before the Meeting.

IF YOU SIGN AND RETURN THIS VOTING INSTRUCTION CARD WITHOUT DIRECTING US HOW TO VOTE, THE SHARES REPRESENTED BY THIS VOTING INSTRUCTION CARD WILL BE VOTED “FOR” THE PROPOSALS.

NOTE: Please sign exactly as your name appears on the records of AXA Equitable Life Insurance Company and date. If joint owners, each holder should sign this Voting Instruction Card. When signing as attorney, executor, administrator, trustee, guardian, officer of a corporation or other entity or in another representative capacity, please give your full title. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature (PLEASE SIGN WITHIN BOX) Date

Signature (PLEASE SIGN WITHIN BOX) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting.

The Combined Proxy Statement and Prospectus is available at www.proxyvote.com.

VOTING INSTRUCTION CARD

SPECIAL MEETING OF THE SHAREHOLDERS TO BE HELD ON MARCH 28, 2017

The person signing on the reverse side of this card, the owner of one or more variable life insurance policies and/or variable annuity contracts or certificates (the “Contracts”) whose account value is invested in the portfolios being acquired in the proposed Plan of Reorganization and Termination (the “Acquired Portfolios”), each a series of AXA Premier VIP Trust (the “Trust”), hereby instructs AXA Equitable Life Insurance Company, the owner of the shares of the Trust attributable to the Contracts and, therefore, a shareholder of the Trust, (i) to vote as indicated on the reverse side on each of the specific proposals that will be considered at the Special Meeting of the Shareholders of the Acquired Portfolios, or any adjournment or postponement thereof (the “Meeting”), as described in the Combined Proxy Statement and Prospectus dated February [21], 2017 (the “Proxy Statement/Prospectus”), (ii) to vote, in adjournment or postponement thereof, as described in the Proxy Statement/Prospectus, and (iii) to vote, in its discretion, on such other matters as may properly come before the Meeting.

This Voting Instruction Card is solicited by AXA Equitable Life Insurance Company as a shareholder of the Trust, Receipt of the Notice of Meeting, Contractholder Voting Instructions and the Proxy Statement/Prospectus relating to the Voting Instruction Card is acknowledged by the person signing on the reverse side of this card.

PLEASE SIGN AND DATE ON THE REVERSE SIDE

VOTE VIA THE INTERNET:

VOTE VIA THE TELEPHONE:

999 9999 9999 999

THE BOARD OF TRUSTEES OF AXA PREMIER VIP TRUST (THE “TRUST”) UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE FOLLOWING PROPOSALS:

PROPOSALS

1. To approve the Agreement and Plan of Reorganization and Termination with respect to the reorganization of the CharterSM Alternative 100 Moderate Portfolio, a series of the Trust, into the All Asset Growth-Alt 20 Portfolio, a series of EQ Advisors Trust.

2. To approve the Agreement and Plan of Reorganization and Termination with respect to the reorganization of the CharterSM Income Strategies Portfolio, a series of the Trust, into the AXA/DoubleLine Opportunistic Core Plus Bond Portfolio, a series of EQ Advisors Trust.

3. To approve the Agreement and Plan of Reorganization and Termination with respect to the reorganization of the CharterSM Interest Rate Strategies Portfolio, a series of the Trust, into the AXA/DoubleLine Opportunistic Core Plus Bond Portfolio, a series of EQ Advisors Trust.

4. To approve the Plan of Reorganization and Termination with respect to the reorganization of the CharterSM International Moderate Portfolio, a series of the Trust, into the CharterSM Moderate Portfolio, also a series of the Trust.

5. To approve the Agreement and Plan of Reorganization and Termination with respect to the reorganization of the CharterSM Real Assets Portfolio, a series of the Trust, into the EQ/PIMCO Global Real Return Portfolio, a series of EQ Advisors Trust.

For Against Abstain

To Transact such other business that may properly come before the Meeting.

IF YOU SIGN AND RETURN THIS PROXY CARD WITHOUT DIRECTING US HOW TO VOTE, THE SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED “FOR” THE PROPOSALS.

NOTE: Please sign exactly as your name appears on the records of the Trust and date. If joint owners, each holder should sign this Proxy Card. When signing as attorney, executor, administrator, trustee, guardian, officer of a corporation or other entity or in another representative capacity, please give your full title. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature (PLEASE SIGN WITHIN BOX) Date

Signature (PLEASE SIGN WITHIN BOX) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting.

The Combined Proxy Statement and Prospectus is available at www.proxyvote.com.

PROXY CARD

SPECIAL MEETING OF THE SHAREHOLDERS TO BE HELD ON MARCH 28, 2017

This proxy is being solicited for the Board of Trustees of AXA Premier VIP Trust (the “Trust”) on behalf of the portfolios being acquired in the proposed Plan of Reorganization and Termination (the “Acquired Portfolios”), each a series of the Trust. The person signing on the reverse side of this card hereby appoints as proxies [Brian Walsh and James Kelly], and each of them (with power of substitution) (i) to vote as indicated on the reverse side on the proposals that will be considered at the Special Meeting of the Shareholders of the Acquired Portfolios, or any adjournment or postponement thereof (the “Meeting”), as described in the Combined Proxy Statement and Prospectus dated February [21], 2017 (the “Proxy Statement/Prospectus”), (ii) to vote, in adjournment or postponement thereof, as described in the Proxy Statement/Prospectus, and (iii) to vote, in his/her discretion, on such other matters as may properly come before the Meeting, with all the power that the person signing on the reverse side of this card would have if personally present. The shares represented by this proxy will be voted as instructed on the reverse side of this proxy card. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote “FOR” the proposals.

Receipt of the Notice of Meeting and the Proxy Statement/Prospectus accompanying this Proxy Card is acknowledged by the person signing on the reverse side of this card.

PLEASE SIGN AND DATE ON THE REVERSE SIDE